                                                                     EXHIBIT 4.5
================================================================================




                                  GROUND LEASE


                                    between


                             MOBIL OIL CORPORATION,

                               as Ground Lessor,


                                      and


                            WILMINGTON TRUST COMPANY
                        not in its individual capacity,
                          but solely as Owner Trustee,

                                as Ground Lessee



                           Dated as of May 28, 1997



===============================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                        Page
                                                        ----
Section 1.     Definitions..............................   2
     1.1.      Certain Definitions......................   2
     1.2.      Other Definitions, Exhibits etc..........   4

Section 2.     Lease of Land and Grant of Easements.....   5

Section 3.     Facility Assets..........................   7
     3.1.      Reservation of Title.....................   7
     3.2.      Separation of Title......................   8

Section 4.     Term of Ground Lease.....................   8
     4.1.      Ground Lease Term........................   8
     4.2.      [Intentionally Omitted]..................   8
     4.3.      Ground Lessor's Bankruptcy...............   8

Section 5.     Rent.....................................   9
     5.1.      Ground Lease Primary Rent................   9
     5.2.      Additional Rent..........................   9
     5.3.      Late Payment.............................   10

Section 6.     Use of Site..............................   10
     6.1.      Use......................................   10
     6.2.      Alterations..............................   11
     6.3.      Maintenance of Site......................   11
     6.4.      Damage to Refinery.......................   11

Section 7.     Compliance with Governmental Requirements   12

Section 8.     Liens, etc...............................   12

Section 9.     The Facility Assets Lease................   13
     9.1.      Ground Lessor to Look to Lessee for
               Performance..............................   13
     9.2.      Rights of the Lessee.....................   13

Section 10.    Loss.....................................   14
     10.1.     Event of Loss............................   14
     10.2.     Other Damage to Site.....................   14
     10.3.     Allocation of Awards Upon Event of Loss..   15

Section 11.    Indemnification; Insurance...............   16
     11.1.     INDEMNIFICATION..........................   16
     11.2.     Insurance................................   17

Section 12.    Termination; Surrender of Site;
               Dismantlement............................   18
     12.1.     Ground Lessee's Right to Terminate Ground
               Lease....................................   18
     12.2.     Surrender of Site; Dismantlement of
               Facility Assets by Ground Lessee.........   18
     12.3.     Dismantlement of the Facility Assets by
               Lessee...................................   19

Section 13.    Ground Lease Impositions.................   20
     13.1.     Payment of Ground Lease Impositions......   20
     13.2.     Allocation of Ground Lease Impositions...   21
     13.3.     Direct Payment of Ground Lease
               Impositions..............................   21

Section 14.    Transfers by the Ground Lessee...........   22
     14.1.     Subletting and Assigning.................   22
     14.2.     Leasehold Mortgages; Rights of Leasehold
               Mortgagees...............................   22
     14.3.     Assignment by Leasehold Mortgagees, etc..   25
     14.4.     New Ground Lease.........................   25
     14.5.     Personal Liability of Leasehold
               Mortgagee, etc...........................   26

Section 15.    Ground Lease Events of Default; Ground
               Lease Termination........................   26

Section 16.    Permitted Contests.......................   28

Section 17.    Notices, etc.............................   28
     17.1.     Notices to the Leasehold Mortgagees......   28
     17.2.     Addresses for Notices....................   28
     17.3.     No Merger of Title.......................   29

Section 18.    Utilities................................   29

Section 19.    Condition and Use of Site; Quiet
               Enjoyment................................   30

Section 20.    Representations and Warranties...........   30
     20.1.     Representations and Warranties of the
               Ground Lessor............................   30
     20.2.     Representations and Warranties of the
               Ground Lessee............................   32

Section 21.    Amendment, Modification, Acceptance of
               Surrender, etc...........................   32

Section 22.    Sale, Mortgage, Assignment, etc., by
               Ground Lessor............................   32

Section 23.    Miscellaneous............................   32
     23.1.     Memorandum of Ground Lease...............   32
     23.2.     Estoppel Certificates....................   32
     23.3.     Governing Law............................   33
     23.4.     Severability.............................   33
     23.5.     Table of Contents and Headings...........   34
     23.6.     Successors...............................   34
     23.7.     Further Assurances.......................   34
     23.8.     No Recourse..............................   34
     23.9.     Entire and Complete Agreement............   35
     23.10.    Counterparts.............................   35
     23.11.    Rule Against Perpetuities................   35
     23.12.    Usury....................................   35

Appendix A  Definitions

EXHIBITS

Exhibit A   The Land
Exhibit B   The Refinery Tract

                                  GROUND LEASE
                                  ------------


          THIS GROUND LEASE, dated as of May 28, 1997, between MOBIL OIL CORPORATION, a New York corporation, as lessor (together with its successors and permitted assigns, the "Ground Lessor") and WILMINGTON TRUST COMPANY, a Delaware
                        -------------
corporation, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (together with its successors and permitted assigns, the

"Owner Trustee" or the "Ground Lessee").
--------------          -------------

                                   RECITALS:

          A. Pursuant to the Conveyancing Instrument (capitalized terms used herein shall have the meanings set forth in Section 1), the Ground Lessor shall, concurrently with the execution hereof, sell to the Owner Trustee, and the Owner Trustee shall purchase, the Facility Assets.

          B. Mobil Chemical Finance (Texas) Inc., a Delaware corporation and an Affiliate of the Ground Lessor (together with its successors and permitted assigns under the Facility Assets Lease, the "Lessee") and the Owner Trustee
                                              ------
have agreed, concurrently with the execution hereof, to enter into the Facility Assets Lease Agreement, dated the date hereof, relating to the lease of the Facility Assets by the Owner Trustee to the Lessee (the "Facility Assets
                                                         ---------------
Lease").

          C. Pursuant to this Ground Lease, the Ground Lessor desires to lease the Land and grant and convey certain easements to the Ground Lessee, and the Ground Lessee desires to lease the Land and receive the grant and conveyance of such easements from the Ground Lessor.

          D. Pursuant to the Facility Assets Lease, the Owner Trustee shall sublease the Site to the Lessee.

          E. Pursuant to the Indenture, the Ground Lessee intends to, immediately following the execution and delivery of this Ground Lease, mortgage and grant a security interest in the Facility to the Indenture Trustee.

          Accordingly, in consideration of the premises, and other good and valuable consideration, the receipt and suf-ficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1.  Definitions.
                      -----------

          1.1.  Certain Definitions.  Unless the context shall otherwise
                -------------------
require, the following terms have, for the purposes of this Ground Lease, the respective meanings set forth below:

          "Additional Rent" shall have the meaning set forth in Section 5.2.
           ---------------

          "Easements" shall mean, (a) for the period commencing on the Closing
           ---------               -
Date and ending on the date that is the later of (i) the Basic Lease Term Expiry
                                                  -
Date or (ii) the scheduled expiration date of any Renewal Term under the
         --
Facility Assets Lease, the easements described in Section 2(b) and, (b) for any
                                                                     -
other period, if pursuant to the Support Agreements there are provided any easements, access or other rights that are substantially similar to the easements described in Section 2(b), any such easements, access or other rights.

          "Facility Assets Awards" shall mean all awards or other payments
           ----------------------
received at any time by the Ground Lessor or the Ground Lessee from any Governmental Authority or other Person with respect to any loss, condemnation, confiscation, theft or seizure of, or requisition of title or use of, or damage to the Facility Assets or any part thereof; provided that in no event shall any
                                            --------
awards or other payments in respect of the Site, any payments owed by the Ground Lessor to the Ground Lessee or any payments owed by the Ground Lessee to the Ground Lessor constitute Facility Assets Awards hereunder.

          "Facility Assets Lease" shall have the meaning set forth in the
           ---------------------
Recitals.


          "Fair Market Rental Value of the Site" shall mean the fair market
           ------------------------------------
rental value that would be obtained in an arm's-length transaction between an informed and willing lessor and an informed and willing lessee, in either case under no compulsion to rent and neither of which is related to the Ground Lessor or the Ground Lessee, for the lease of the Land and the grant of the non-exclusive rights under the Easements for the time period in question, assuming the continued operation of the Facility Assets on the Site in the manner in which the Facility Assets were operated at the end of the Basic Lease Term or prior Renewal Term, as the case may be, but without regard to the value of the Facility Assets.

          "Final Ground Lease Period" shall mean, unless this Ground Lease is at
           -------------------------
any time terminated earlier as provided herein, the period that shall begin on the day after the Basic Lease Term Expiry Date, and shall end on the thirtieth anniversary of the Closing Date.

          "Ground Lease Event of Default" shall have the meaning set forth in
           ----------------------------
Section 15.


          "Ground Lease Impositions" shall have the meaning set forth in
           -----------------------
Section 13.1.


          "Ground Lease Term" shall have the meaning set forth in Section 4.1.
           -----------------

          "Ground Lease Transferee" shall have the meaning set forth in
           -----------------------
Section 14.2(c).


          "Ground Lessee" shall have the meaning set forth in the Preamble.
           -------------


          "Ground Lessor" shall have the meaning set forth in the Preamble.
           -------------


          "Land" shall mean the land and building described in Exhibit A
           ----
attached hereto, consisting of the main tract described in Section 1 of Exhibit A (the "Main Tract"), the tank farm tract described in Section 2 of Exhibit A
        ----------
(the "Tank Farm Tract") and the building described in Section 3 of Exhibit A
      ---------------
(the "Operator Shelter").
      ----------------

          "Leasehold Mortgage" shall have the meaning set forth in Section
           ------------------
14.2(a).

          "Leasehold Mortgagee" shall have the meaning set forth in Section
           -------------------
14.2(a).

          "Maximum Rate" shall have the meaning set forth in Section 23.12.
           ------------


          "Memorandum of Ground Lease" shall have the meaning set forth in
           --------------------------
Section 23.1.

          "New Ground Lessee" shall have the meaning set forth in Section 14.4.
           -----------------

          "Owner Trustee" shall have the meaning set forth in the Preamble.
           -------------


          "Post-Term Fair Market Sales Value" for all or part of the
           ----------------------------------
Facility Assets shall mean the cash price that would be obtained in an arm's-length sale between an informed and willing buyer (under no compulsion to purchase) and an informed and willing seller (under no compulsion to sell) of the property in question determined on an "as-is" basis and without regard to the presence of the Facility Assets within the Refinery, it being understood that for purposes hereof the Facility Assets are to be valued solely on a stand-alone basis.

          "Primary Rent" shall have the meaning given in Section 5.1.
           ------------

          "Site" shall mean, collectively, the Land and the Easements.
           ----

          "Site Awards" shall mean all awards or other payments received at any
           -----------
time by the Ground Lessor or the Ground Lessee from any Governmental Authority or other Person with respect to any loss, condemnation, confiscation, theft or seizure of, or requisition of title or use of, or damage to the Land, the Easements or the land underlying or relating to the Easements or any part thereof; provided that in no event shall any awards or other payments in respect
         --------
of the Facility Assets, any payments owed by the Ground Lessor to the Ground Lessee or any payments owed by the Ground Lessee to the Ground Lessor constitute Site Awards hereunder.

          1.2.  Other Definitions, Exhibits etc.  Unless the context shall
                -------------------------------
otherwise require, capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings assigned to them in Appendix A hereto; provided that, notwithstanding the definition of Appraisal Procedure in
        --------
such Appendix A, in connection with any Appraisal Procedure undertaken pursuant to this Ground Lease, (a) the Appraisal Procedure shall be commenced by written
                       -
notification from the Ground Lessor to the Ground Lessee or from the Ground Lessee to the Ground Lessor and (b) the fees and expenses of the appraisers
                                 -
appointed shall be borne equally by the Ground Lessor and the Ground Lessee. All Exhibits, Appendices and Schedules attached hereto are incorporated herein and made a part hereof.

          Section 2.  Lease of Land and Grant of Easements. (a)  Upon and
                      ------------------------------------
subject to the terms and conditions of this Ground Lease, the Ground Lessor hereby leases to the Ground Lessee, and the Ground Lessee hereby leases from the Ground Lessor, for the Ground Lease Term, the Land, subject to the Ground Lessor's rights retained and reserved in Section 2(c) and (d) hereof.

          (b) Upon and subject to the terms and conditions of this Ground Lease, the Ground Lessor hereby grants and conveys to the Ground Lessee, for the period commencing on the Closing Date and ending on the date that is the later of (i) the Basic Lease Term Expiry Date or (ii) the scheduled expiration date of
    -                                       --
any Renewal Term under the Facility Assets Lease, the following non-exclusive easements, subject to the Ground Lessor's rights retained and reserved in
Section 2(c) and (d) hereof:

          (i) easement to use all roadways from time to time located within the tract of land described in Exhibit B attached hereto (the "Refinery Tract")
                                                                --------------
     for pedestrian and vehicular ingress and egress between and among the Main Tract, the Tank Farm Tract, the Ground Lessor's wharf located on and adjacent to the Refinery Tract, the Designated Parking Areas, as hereinafter defined, and the Ground Lessor's central control building located on the Refinery Tract, to the extent necessary for the operation of the Facility Assets in the manner contemplated by the Facility Assets Lease;

          (ii) easement to use areas located within the Refinery Tract from time to time designated by the Ground Lessor for parking of vehicles for employees working at the Facility and contractors providing services to the Facility (the "Designated Parking Areas");
                    ------------------------

          (iii) easement to use, operate, maintain, repair, and replace all existing pipes, pipelines, pipe-racks, electric, gas, telecommunications and other utility lines, water and sewer lines and similar facilities, cables, transmission and conduit devices, pumps and motors, and to construct, use, operate, maintain, repair and replace additional pipes, pipelines, pipe-racks, electric, gas, telecommunications and other utility lines, water and sewer lines and similar facilities, cables, transmission and conduit devices, pumps and motors, that are necessary for the operation of the Facility Assets in the manner contemplated by the Facility Assets Lease;

          (iv) easement to use the area in the Ground Lessor's existing central control building located on the Refinery Tract presently occupied by the computer equipment and control panels that constitute a portion of the Facility Assets, provided that only employees of the Ground Lessor, independent contractors retained by the Ground Lessor or other Persons authorized in advance by the Ground Lessor may have access to the Ground Lessor's existing central control building; and

          (v) easement to use the Ground Lessor's existing wharf, or any replacement wharf constructed by the Ground Lessor, for the gauging, docking, berthing, loading and unloading of barges, for the access of customs inspection officials, for the loading and unloading of equipment and feedstock used in the operation of the Facility Assets, and to ship the product produced by the Facility Assets, in the manner contemplated by the Facility Assets Lease.

          (c) During any portion of the Final Ground Lease Period during which the Facility Assets Lease is no longer in effect, the right to use the Easements shall be subject to any charges and terms of usage to be agreed upon by the parties pursuant to Section 10.9 of the Participation Agreement. Nothing herein shall limit the right of the Ground Lessor, and the Ground Lessor hereby specifically retains and reserves the right, to use on a non-exclusive basis, and grant to other Persons non-exclusive rights to use, the Site or any portion thereof for any purpose provided that any such use of the Site shall not violate
Section 19(a) hereof or otherwise in any material respect adversely affect the use, operation or possession of the Facility Assets in the manner contemplated by the Facility Assets Lease or after the expiration or earlier termination of the Facility Assets Lease, the independent use, operation or possession of the Facility Assets by the Ground Lessee for the production of paraxylene and benzene or any other aromatic chemical for the production of which the Facility Assets are designed or adaptable, by qualified personnel, in accordance with good business practice.

          (d) At the option of the Ground Lessor, to be exercised by giving notice to the Ground Lessee, at any time and from time to time during the Ground Lease Term, the Ground Lessor may, and the Ground Lessor hereby specifically retains and reserves the right to, cause (i) any of the Easements not described
                                          -
by metes and bounds or on a recorded plat to be specifically located and defined in a metes and bounds description or on a recorded plat; (ii) any Easement that
                                                          --
has theretofore been specifically located and defined to be relocated and redefined in a metes and bounds description or on a recorded plat; (iii) any
                                                                    ---
roadways, pipes, pipelines, pipe-racks, electric, gas, telecommunications and other utility lines, water and sewer lines and similar facilities, cables, transmissions and conduit devices, pumps, wharf and tanks to be relocated and
(iv) the computer equipment and control panels that constitute a portion of the
---
Facility Assets to be relocated from the Ground Lessor's central control building to substitute space of comparable utility located on the Refinery Tract, provided that any such specific location or relocation shall not violate
Section 19(a) hereof or otherwise in any material respect adversely affect the use, operation or possession of the Facility Assets in the manner contemplated by the Facility Assets Lease or after the expiration or earlier termination of the Facility Assets Lease, the independent use, operation or possession of the Facility Assets by the Ground Lessee for the production of paraxylene and benzene or any other aromatic chemical for the production of which the Facility Assets are designed or adaptable, by qualified personnel, in accordance with good business practice. The Ground Lessor shall bear all of the costs and expenses, including, without limitation, reasonable surveyors', engineers' and attorneys' fees and expenses, and construction and moving costs, associated with the location or relocation or redefinition of such Easements or other facilities. Promptly upon receipt of a written request from the Ground Lessor, the Ground Lessee shall execute such documents as may be reasonably required to confirm such easement and effect such location or relocation or redefinition.

           Section 3.  Facility Assets.
                       ---------------

          3.1.  Reservation of Title.  During the Ground Lease Term, the
                --------------------
Facility Assets are and shall remain the property of the Ground Lessee no matter how the same may be attached to the Land or the land underlying or relating to any Easements, and the Ground Lessee may at any time or from time to time, remove from the Land or sell or otherwise transfer title to all or any part of the Facility Assets, at its own expense, without the consent of, or any liability to, the Ground Lessor; provided that the Ground Lessee shall give the
                                 --------
Ground Lessor at least sixty (60) days prior
written notice of any such removal and the Ground Lessee shall repair any damage to the Refinery or the Site resulting from any such removal, and provided
                                                                 --------
further that the Ground Lessee shall take no action hereunder pursuant to this
-------
Section 3.1 which conflicts with or is inconsistent with its obligations or its ability to perform its obligations hereunder or under any of the other Operative Documents, or with the rights of the Ground Lessor, the Lessee or the Indenture Trustee under the Ground Lease, the Facility Assets Lease or any of the other Operative Documents.

          3.2.  Separation of Title.  It is the express intention of the parties
                -------------------
that the separation of title to the Site from title to the Facility Assets is to remain in effect throughout the Ground Lease Term. To the maximum extent permitted by law, the parties hereto stipulate and agree that the Facility Assets and all Modifications to the Facility Assets and every portion thereof are severed, and shall be and remain severed, to the maximum extent permitted by law, from any real estate underneath the Facility Assets, even if physically attached thereto. To the maximum extent permitted by law, the parties hereto agree that the Facility Assets and all Modifications to the Facility Assets and every portion thereof, shall constitute personal property and shall not be or become fixtures or otherwise part of the real estate underneath the Facility Assets or of any other real property.

           Section 4.  Term of Ground Lease.
                       --------------------

          4.1.  Ground Lease Term.  The term of this Ground Lease (the "Ground
                -----------------                                       ------
Lease Term") shall begin on the Closing Date and, unless sooner terminated as
----------
provided in this Ground Lease, shall end on the thirtieth anniversary of the Closing Date.

          4.2.  [Intentionally Omitted].

          4.3.  Ground Lessor's Bankruptcy.  It is expressly understood and
                --------------------------
agreed that, for purposes of Section 365(h) of the Bankruptcy Code, 11 U.S.C.
(S) 365(h), (a) the Ground Lessee shall be deemed to be in possession of the
             -
Site by virtue of the possessory interest therein granted to the Ground Lessee under this Ground Lease whether or not all or any part of the Site has been subleased by the Ground Lessee and (b) in the event of any rejection or
                                    -
disaffirmance of this Ground Lease in any bankruptcy or similar proceeding relating to the Ground Lessor, the Ground Lessee may remain in possession of the Site for the balance of the Ground Lease Term (assuming all renewal options are exercised), at the option of the Ground Lessee.

          Section 5.  Rent.
                      ----

          5.1.  Ground Lease Primary Rent.  (a)  Prior to the commencement of
                -------------------------
the Final Ground Lease Period, the Ground Lessee shall pay annual installments of rent (the "Primary Rent") of, for each one-year period, $327,500 or, for any
              ------------
shorter period, the pro-rated portion of such amount applicable to such shorter period. Such Primary Rent shall be paid to the Ground Lessor in arrears on each anniversary of the Closing Date during such period and shall be allocable to the one-year period ending on such anniversary or, in the case of the payment on the first anniversary of the Closing Date, to the period commencing on the Closing Date and ending on such first anniversary.

          (b) If the Facility Assets Lease is renewed pursuant to Section 5 thereof, the Ground Lessee shall pay to the Ground Lessor, in addition to the payment for each period referred to in Section 5.1(c), Primary Rent equal to the Fair Market Rental Value of the Site for each period corresponding to a Renewal Term entered into pursuant to Section 5 of the Facility Assets Lease. Such Primary Rent shall be paid to the Ground Lessor in arrears on each anniversary of the Closing Date during each such Renewal Term and shall be allocable to the one-year period ending on such anniversary. The Fair Market Rental Value of the Site shall be determined by the Ground Lessor and confirmed by an independent appraiser, at the expense of the Ground Lessor, as an acceptable valuation for the Fair Market Rental Value of the Site.

          (c)  During the Final Ground Lease Period, the Ground Lessee shall pay
to the Ground Lessor Primary Rent equal to $12,000.00 per year.   Such Primary
Rent shall be paid to the Ground Lessor in arrears on each anniversary of the Closing Date during the Final Ground Lease Period and shall be allocable to the one-year period ending on such anniversary. The Ground Lessee may, at its option, prepay such Primary Rent by paying $7,028.88 to the Ground Lessor on the Closing Date.

          5.2.  Additional Rent.  The Ground Lessee shall also pay, from time to
                ---------------
time, as additional rent (the "Additional Rent"), all Ground Lease Impositions
                               ---------------
and all other amounts, liabilities and obligations which the Ground

Lessee herein assumes or agrees to pay with respect to the Site. The Ground Lessor hereby irrevocably appoints, with full power of substitution, which appointment is coupled with an interest, the Ground Lessee as the attorney-in-fact of the Ground Lessor for the purpose of making all payments of Additional Rent required to be made to Persons other than the Ground Lessor. If any such Person shall refuse to accept such payment from the Ground Lessee, the Ground Lessee shall pay such Additional Rent directly to the Ground Lessor, the Ground Lessor shall forward such payment to the Person to whom it was due and assume, as between the Ground Lessor and the Ground Lessee, all obligations therefor, and such payment shall operate as a complete discharge of the Ground Lessee's obligation to make such payment of Additional Rent.

          5.3.  Late Payment.  All amounts payable to the Ground Lessor
                ------------
hereunder shall be payable at its address for notices as set forth in Section
17.2. If any Primary Rent or Additional Rent shall not be paid when due, the Ground Lessee shall pay to the Ground Lessor (or, in the case of Additional Rent, to the Ground Lessor for its own account or to the Person entitled thereto as provided herein), as Additional Rent, interest (to the extent permitted by applicable law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof (unless payment is made after 12:00 noon, local time at the place of receipt, in which event such date of payment shall be included) at the Overdue Rate, but not to exceed the Maximum Rate.

          Section 6.  Use of Site.
                       -----------

          6.1.  Use.  During the Ground Lease Term, subject to the terms and
                ---
conditions of the Operative Documents and the Support Agreements, the Ground Lessee may (i) enter upon, occupy and use the Land to acquire, construct,
            -
design, install, own, maintain, use, test, operate, modify, alter, improve, finance, lease and remove, directly or through third parties, the Facility Assets in the manner contemplated by the Facility Assets Lease or after the expiration or earlier termination of the Facility Assets Lease, in such manner as to allow the independent use, operation or possession of the Facility Assets by the Ground Lessee for the production of paraxylene and benzene or any other aromatic chemical for the production of which the Facility Assets are designed or adaptable, by qualified personnel, in accordance with good business practice, and any use reasonably and directly related to the foregoing, and (ii) use the Easements in connection with the operation of the Facility
     --
Assets in the manner contemplated by the Facility Assets Lease or after the expiration or earlier termination of the Facility Assets Lease, in such manner as to allow the independent use, operation or possession of the Facility Assets by the Ground Lessee for the production of paraxylene and benzene or any other aromatic chemical for the production of which the Facility Assets are designed or adaptable, by qualified personnel, in accordance with good business practice.

          6.2.  Alterations.  During the Ground Lease Term, subject to the terms
                -----------
and conditions of the Operative Documents and the Support Agreements, the Ground Lessee, in its discretion, may from time to time alter or improve, or cause to be altered or improved, the Land or any part thereof in any manner it deems necessary or desirable to carry on any activity permitted under Section 6.1, including, without limitation, any alteration, demolition or removal of any existing buildings, equipment, machinery or other structures or items of personal property or fixtures and any grading or landscaping of the Land.

          6.3.  Maintenance of Site.  In addition to its other obligations
                -------------------
hereunder, the Ground Lessee will, at its expense, keep the Site in good order and condition in light of the use to which the Facility Assets are to be put. After the expiration or earlier termination of the Facility Assets Lease, notwithstanding anything to the contrary contained herein, the Ground Lessee shall ensure that the Facility at all times is used and operated, if at all, on behalf of the Ground Lessee only by a Person permitted to operate the Facility Assets under clause (d) of Section 10.9 of the Participation Agreement. The Ground Lessor has no obligation to make or pay for any repairs, replacements, restorations, improvements, alterations or additions whatsoever on or to the Site or to the Facility Assets, except such as may be necessary to comply with its express obligations hereunder.

          6.4.  Damage to Refinery.  Notwithstanding anything to the contrary
                ------------------
contained in this Ground Lease, in connection with the acquisition, construction, design, installation, ownership, maintenance, use, testing, operation, modification, alteration, improvement or removal of, or any other action or inaction with respect to, the Facility Assets or the use or possession of the Land, the land underlying the Easements or the Easements, the Ground Lessee shall (a) avoid any damage to or material
              -
interference with the use, possession and operation of the Refinery (including, without limitation, pipes and other property that run through or are located on the Site but are not part of the Facility Assets); (b) repair any damage to the
                                                    -
Site or the Refinery caused by any of its activities and (c) make all
                                                          -
commercially reasonable efforts to coordinate with the Ground Lessor regarding the scheduling of the use of any roadways and other Easements within the Refinery and otherwise so as to prevent any injuries to Persons or property or material interference with the use, maintenance and operation of the Refinery.

          Section 7.  Compliance with Governmental Requirements.  The Ground
                      -----------------------------------------
Lessee at its expense will comply in all material respects with all Governmental Rules applicable to the Site or applicable to the Ground Lessee's interest in or operations at the Site, and with all other Governmental Rules to the extent any failure to comply with such other Governmental Rules would result in a Lien upon the Ground Lessor's interest in the Site, the material danger of the loss or impairment of the title to the Site or any portion of the Refinery or the imposition or threatened imposition of any criminal or material civil penalties on the Ground Lessor or any other Person entitled to access to or use of any portion of the Site or the Refinery.

          Section 8.  Liens, etc.  (a)  Subject to Section 7, the Ground Lessee
                      ----------
will not directly or indirectly create or permit to be created or to remain, and will promptly discharge, any Lien on the Ground Lessor's interest in the Site or any part thereof other than (i) statutory liens of contractors, subcontractors,
                             -
suppliers of goods, materials, equipment or services, or laborers or other like liens, securing claims not more than sixty (60) days overdue and (ii) any Lien
                                                                  --
affecting the Site created by the Ground Lessor or the Lessee or existing on the date hereof; provided, however, that the Ground Lessee shall not be required to
             --------  -------
discharge any Liens (other than Lessor's Liens or Owner Participant's Liens) during any period that the Lessee is in default under the Facility Assets Lease. For the avoidance of doubt, the Ground Lessee will not, directly or indirectly, create or permit to be created or remain, and will promptly discharge, any Lien on the Refinery arising through the actions or inactions of the Ground Lessee. The obligations in this Section 8 shall survive the expiration or other termination of this Ground Lease.

          (b) The Ground Lessor will not directly or indirectly create or permit to be created or to remain, and will promptly discharge, any Lien (other than any Permitted Lien) on the Ground Lessee's interest in the Facility Assets or any part thereof.

          Section 9.  The Facility Assets Lease.
                      -------------------------

          9.1.  Ground Lessor to Look to Lessee for Performance.  For so long as
                -----------------------------------------------
(i) the Facility Assets Lease shall be in effect or (ii) the Lessee shall have
 -                                                   --
possession of the Facility Assets, and notwithstanding anything to the contrary in this Ground Lease, the Ground Lessor will look solely to the Lessee for the payment, performance and discharge of the Ground Lessee's obligations and liabilities hereunder (other than those set forth in Section 8 hereof), and the Ground Lessee shall have no liability hereunder, no default or Ground Lease Event of Default shall arise hereunder, and the rights of the Ground Lessee hereunder shall not be affected, as a result of any failure of the Lessee to pay, perform or discharge any such liabilities or obligations. No such payment, performance or discharge by or on behalf of the Lessee shall be deemed an acknowledgment by the Ground Lessor of the Lessee as the ground lessee hereunder, or a merger of the Facility Assets Lease with this Ground Lease or a merger of the estate of the sublessor under the Facility Assets Lease with the estate of the Lessee thereunder. The Ground Lessee will not consent to any amendment, modification or supplement of or to the Facility Assets Lease which would limit the obligation of the Lessee set forth therein to pay, perform the obligations and discharge the liabilities of the Ground Lessee hereunder without the prior written consent of the Ground Lessor.

          9.2.  Rights of the Lessee.  For so long as the Facility Assets Lease
                --------------------
shall be in effect, if this Ground Lease has terminated or been rejected or disaffirmed as described in the first sentence of Section 14.4 and if at the time no Leasehold Mortgagee shall have timely exercised its right to require the Ground Lessor to enter into a new ground lease under Section 14.4, the Ground Lessor shall give the Lessee notice thereof, and at any time within thirty (30) days after receipt of such notice, the Lessee may require the Ground Lessor to enter into such a new lease with the Lessee in order to create between the Ground Lessor and the Lessee the relationship of lessor and lessee with respect to the Site, provided that any such new lease between the Ground Lessor and the
             --------
Lessee shall contain all of the terms and conditions of this Ground Lease as provided in Section 14.4. This Section 9.2 is entered into by the Ground Lessor for the benefit of the Lessee, shall survive the termination, rejection or disaffirmance of this Ground Lease and may be specifically enforced by the Lessee against the Ground Lessor.

          Section 10.  Loss.
                       ----

          10.1.  Event of Loss.  (a)  During the term of the Facility Assets
                 -------------
Lease, if an Event of Loss shall occur which Event of Loss shall result in the termination of the Facility Assets Lease, this Ground Lease shall terminate as of the date of termination of the Facility Assets Lease, and, subject to Sections 8 and 11.1, the Ground Lessee shall have no liability hereunder for any Primary Rent or any Additional Rent which would otherwise accrue or be payable hereunder after such date.

          (b) After the expiration or earlier termination of the Facility Assets Lease, this Ground Lease shall terminate as of the date of the occurrence of an Event of Loss with respect to the Facility Assets or the Site (for all purposes of this Section 10.1(b), (i) clause (c)(i) of the definition of Event
                                   -
of Loss shall be deleted and clause (c)(ii) shall be replaced with the following, "which extends beyond the date which is twelve (12) months prior to the scheduled expiration of the Ground Lease Term" and (ii) any determination to
                                                        --
be made in the reasonable judgment of the Lessee which is referred to in the definition of Event of Loss shall be made, after the expiration or earlier termination of the Facility Assets Lease, in the reasonable judgment of the Ground Lessee).

          10.2.  Other Damage to Site.  Whether or not the Facility Assets Lease
                 --------------------
shall have expired or terminated, in the event of damage to, or loss, condemnation or requisition of, the Facility Assets or the Site which does not constitute an Event of Loss, this Ground Lease shall remain in full force and effect with no adjustment to Primary Rent or Additional Rent. All Site Awards accruing to the Ground Lessor or the Ground Lessee on account of such damage to, or loss, condemnation or requisition of the Site not constituting an Event of Loss shall be held by or paid over to the Ground Lessor and applied by or on behalf of the Ground Lessor, first, to the restoration of the Site, to the
                             -----
extent the Ground Lessor deems such restoration feasible and necessary for the operation of the Facility Assets for their intended purpose, and second, the
                                                                 ------
balance, if any, thereafter remaining shall be paid to or retained by the Ground Lessor.

          10.3.  Allocation of Awards Upon Event of Loss. (a)  If an Event of
                 ---------------------------------------
Loss under the Facility Assets Lease shall occur during any period when the Facility Assets Lease shall be in effect, which Event of Loss results in termination of this Ground Lease pursuant to Section 10.1(a), (i) all Site
                                                               -
Awards accruing to the Ground Lessor or the Ground Lessee on account of such Event of Loss shall be retained by or paid over to the Ground Lessor and (ii)
                                                                          --
all Facility Assets Awards shall be distributed pursuant to the Facility Assets Lease.

          (b) If an Event of Loss shall occur with respect to the Site or the Facility Assets during any period when the Facility Assets Lease shall not be in effect, which Event of Loss results in the termination of this Ground Lease pursuant to Section 10.1(b), (i) all Site Awards accruing to the Ground Lessor
                              -
or the Ground Lessee on account of such Event of Loss shall be apportioned between the Ground Lessor and the Ground Lessee in the same ratio as the ratio of (1) the value of the Ground Lessor's remainder interest in the Site
    -
(determined as at the end of the Ground Lease Term, as then in effect, and discounted to present value at the Debt Rate), plus all Primary Rent (or, for periods for which Primary Rent has not been determined, the Fair Market Rental Value of the Site as determined by mutual agreement of the Ground Lessor and the Ground Lessee, or, if they shall fail to agree upon the Fair Market Rental Value of the Site within thirty (30) days after a request to do so by either party, pursuant to the Appraisal Procedure) payable for the remainder of the Ground Lease Term, discounted to present value at the same rate, to (2) the value of
                                                              -
the Ground Lessee's leasehold interest in the Site, in each case determined as though no such Event of Loss had occurred, and (ii) all Facility Assets Awards
                                                --
shall be retained by or paid over to the Ground Lessee.

          (c) In any case in which this Section 10.3 requires that Site Awards be apportioned between the Ground Lessor and the Ground Lessee, or in any case where no separate Facility Assets Award or Site Award is made with respect to the Facility Assets and the Site, or in any case involving any properties of the Ground Lessor other than the Site where no separate Site Award is made with respect to the Site and such other properties, such apportionment shall be as determined by good faith negotiations by the Ground Lessor and the Ground Lessee, consistent with the provisions of this Section 10. If the Ground Lessor and the Ground Lessee shall fail to agree within thirty (30) days after a request to do so by either party, the apportionment shall be determined in accordance with the Appraisal Procedure.

          (d) The payment and application of Site Awards and Facility Assets Awards set forth in Sections 10.2 and 10.3 shall apply notwithstanding the fact that, in any Event of Loss, Site Awards and Facility Assets Awards may be separately evaluated and paid to the Ground Lessor and the Ground Lessee.

          (e) The Ground Lessor shall have the right to direct all proceedings under this Section 10, provided that all material decisions affecting the rights
                       --------
of the Ground Lessee under this Section 10 shall be subject to the consent of the Ground Lessee (which consent shall not be unreasonably withheld). Subject to the foregoing, the Ground Lessor shall have the right to institute and prosecute such proceedings as may be reasonably required to obtain an adequate Site Award for damages to all or any portion of the Site resulting from any Event of Loss, such proceedings to be brought in the name of the Ground Lessor or the Ground Lessee, or in the names of both of them. The cost of such proceedings shall be borne by the Ground Lessor.

          Section 11.  Indemnification; Insurance.
                       --------------------------

          11.1.  INDEMNIFICATION.  DURING THE GROUND LEASE TERM AND THE PERIOD
                 ---------------
FOR REMOVAL OR DISMANTLEMENT OF THE FACILITY ASSETS THEREAFTER AS DESCRIBED IN
SECTION 12.2 OR 12.3, THE GROUND LESSEE WILL INDEMNIFY, PROTECT, DEFEND AND HOLD THE GROUND LESSOR HARMLESS FROM AND AGAINST ANY CLAIM (AS DEFINED IN APPENDIX A) THAT MAY BE IMPOSED ON, ASSERTED AGAINST OR INCURRED BY THE GROUND LESSOR IN ANY WAY RELATING TO OR ARISING OUT OF THE FACILITY OR THE SITE OR ANY PART THEREOF OR ANY ACTIVITY BY THE GROUND LESSEE OR ANY SUBLESSEE, ASSIGNEE OR OTHER TRANSFEREE THEREOF ON OR IN RESPECT OF ANY PART OF THE FACILITY OR THE SITE OR THE CONDITION AND REPAIR OF ANY PART OF THE FACILITY OR THE SITE OR THE FAILURE OF THE GROUND LESSEE TO COMPLY WITH ANY OF ITS OBLIGATIONS HEREUNDER, INCLUDING, WITHOUT LIMITATION, BY REASON OF ANY INJURY TO PERSONS OR PROPERTY OR ANY VIOLATIONS OF ANY GOVERNMENTAL RULES.

          AFTER THE EXPIRATION OR EARLIER TERMINATION OF THE FACILITY ASSETS LEASE, THE GROUND LESSOR WILL INDEMNIFY, PROTECT, DEFEND AND HOLD THE GROUND LESSEE HARMLESS FROM AND AGAINST ANY CLAIM (AS DEFINED IN APPENDIX A) THAT MAY BE IMPOSED ON, ASSERTED AGAINST OR INCURRED BY THE GROUND

LESSEE IN ANY WAY RELATING TO THE REFINERY (BUT EXCLUDING THE SITE) OR ARISING OUT OF ANY ACTIVITY BY THE GROUND LESSOR ON OR IN RESPECT OF THE REFINERY (BUT EXCLUDING THE SITE) OR ANY ACTIVITY BY THE GROUND LESSOR ON THE SITE OR THE FAILURE OF THE GROUND LESSOR TO COMPLY WITH ANY OF ITS OBLIGATIONS HEREUNDER, INCLUDING, WITHOUT LIMITATION, BY REASON OF ANY INJURY TO PERSONS OR PROPERTY OR ANY VIOLATIONS OF ANY GOVERNMENTAL RULES.

          SUBJECT TO THE FOLLOWING SENTENCE, NOTHING IN THE PRECEDING TWO SENTENCES SHALL MAKE EITHER OF THE GROUND LESSEE OR THE GROUND LESSOR RESPONSIBLE FOR LOSS OR DAMAGE CAUSED BY THE NEGLIGENCE, GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE OTHER, OR THE OTHER'S AGENTS OR EMPLOYEES. THE INDEMNIFICATION OBLIGATIONS OF THE GROUND LESSEE SHALL APPLY TO ANY CLAIM SUFFERED BY THE GROUND LESSOR NOTWITHSTANDING THE IMPOSITION OF STRICT LIABILITY ON THE GROUND LESSOR OR ANY NEGLIGENCE OR OTHER LIABILITY SOLELY ATTRIBUTABLE TO THE GROUND LESSOR WITH RESPECT TO THE GROUND LESSOR'S (A) OWNERSHIP OF THE SITE,
                                                       -
STATUS AS "GROUND LESSOR" HEREUNDER OR ENTERING INTO THIS GROUND LEASE WITH THE GROUND LESSEE; (B) STATUS AS A PROVIDER OF SERVICES OR UTILITIES UNDER THE
                -
SUPPORT AGREEMENTS; (C) FAILURE TO MONITOR OR SUPERVISE THE GROUND LESSEE'S
                     -
ACTIVITIES IN AND AROUND THE SITE OR (D) FAILURE TO ENFORCE THE PROVISIONS OF
                                      -
THIS GROUND LEASE. THE OBLIGATIONS IN THIS SECTION 11.1 SHALL SURVIVE THE EXPIRATION OR OTHER TERMINATION OF THIS GROUND LEASE.

          11.2.  Insurance.  Following the expiration or earlier termination of
                 ---------
the Facility Assets Lease, the Ground Lessee will maintain or cause to be maintained at all times at its expense (a) with respect to the Site, insurance
                                        -
against loss or damage by fire, lightning and other risks from time to time included under "all-risk" policies, to the extent such insurance is available and (b) with respect to the Facility Assets and the Ground Lessee's use of the
     -
Site, public liability, including personal injury and property damage and comprehensive general liability insurance against claims, including, without limitation, environmental claims arising out of or connected with the possession, use, leasing, operation or condition of the Facility Assets or the Site, to the extent such insurance is available, in each case in such amounts and with such deductibles and in such forms customarily maintained by persons engaged in the business then being operated at the Facility by the Ground Lessee. Any deductibles and self-insured retentions in connection with such insurance in excess of amounts customarily maintained by persons engaged in the business then being operated at the Facility by the Ground Lessee shall be satisfactory to the Ground Lessor. Any insurance required to be maintained by the Ground Lessee pursuant to this Section 11.2 shall, in all other respects, comply with the criteria contained in Section 13.1(b) of the Facility Assets Lease, with the Ground Lessor to be named (I) as a loss payee in respect of the insurance
                           -
described in clause (a) of the first sentence of this Section 11.2 and (II) as
                                                                        --
an insured or additional insured in respect of the liability insurance described in clause (b) of the first sentence of this Section 11.2.

          Section 12.  Termination; Surrender of Site; Dismantlement.
                       ---------------------------------------------

          12.1.  Ground Lessee's Right to Terminate Ground Lease.  The Ground
                 -----------------------------------------------
Lessee may terminate this Ground Lease on at least ninety (90) days' prior written notice to the Ground Lessor so long as the Facility Assets Lease shall have expired or terminated on or prior to the date of termination of the Ground Lease set forth in such notice. This Ground Lease shall terminate on the date set forth in such notice, and, subject to Sections 8 and 11.1, the Ground Lessee shall have no liability hereunder for any Primary Rent or other obligations accruing hereunder after such date, except as provided in Sections 12.2(c) and 12.3(c).

          12.2.  Surrender of Site; Dismantlement of Facility Assets by Ground
                 -------------------------------------------------------------
Lessee.  (a)  Subject to Sections 12.2(b) and 12.2(c), upon the expiration or
------
earlier termination of this Ground Lease, the Ground Lessee shall surrender its interest in the Site to the Ground Lessor.

          (b)  No later than (i) ninety (90) days prior to the expiration of the
                              -
Ground Lease Term or (ii) ten (10) days after (1) any notice of early
                      --                       -
termination pursuant to Section 12.1, (2) the occurrence of an Event of Loss
                                       -
after the expiration or earlier termination of the Facility Assets Lease pursuant to Section 10.1(b) or (3) any demand by the Ground Lessor to the Ground
                                -
Lessee to surrender the Site following a Ground Lease Event of Default pursuant to Section 15, the Ground Lessee shall deliver an irrevocable notice (the "Election Notice") to the Ground Lessor and the Lessee of its election to either
----------------
(x) dismantle and remove the Facility Assets from the Land or the land
 -
underlying the Easements at its own expense or (y) have the Lessee dismantle and
                                                -
remove the Facility Assets from the Land or the land underlying the Easements pursuant to Section 12.3. In the event that the Ground Lessee elects to dismantle and remove the Facility Assets from the Land or the land underlying the Easements pursuant to clause (x) above, the Ground Lessee shall dismantle and remove the Facility Assets from the Land or the land underlying the Easements not later than six (6) months from the date of the Election Notice, and in addition to the Ground Lessee's obligations in Section 6.4, the Ground Lessee shall give the Ground Lessor at least sixty (60) days prior written notice of the commencement of any such dismantlement and removal, and the Ground Lessee shall repair any damage to the Refinery or the Site resulting from any such dismantlement and removal. If the Ground Lessee shall have failed to deliver the Election Notice in the time periods listed above, the Ground Lessee shall be deemed to have elected the option in 12.2(b)(y).

          (c) Upon the expiration or earlier termination of this Ground Lease, the Facility Assets may remain on the Land or the land underlying the Easements during the period required for the Ground Lessee to dismantle and remove the Facility Assets under Section 12.2(b); provided that during such period the
                                       --------
Ground Lessee shall have the right to enter upon, occupy or use the Site or any part thereof solely for the purpose of dismantling and removing the Facility Assets pursuant to such Section 12.2(b), and during such period the Ground Lessee shall be responsible for all utilities and other expenses in connection with the dismantlement and removal of the Facility Assets and any Ground Lease Impositions allocable to the Facility Assets. The provisions of this Section
12.2 shall survive the expiration or termination of this Ground Lease and the Facility Assets Lease.

          12.3.  Dismantlement of the Facility Assets by Lessee.  (a)  Subject
                 ----------------------------------------------
to the Lessee's purchase option described in Section 12.3(b), if the Ground Lessee has elected or is deemed to have elected the option in Section 12.2(b)(y), the Lessee, at its own expense, shall be required to dismantle the Facility Assets and deliver the components thereof, appropriately packaged or crated, to the nearest public wharf not later than one year after the expiration or earlier termination of this Ground Lease. The Lessee shall give the Ground Lessor at least sixty (60) days prior written notice of the commencement of any such dismantlement and removal, and the Lessee shall repair any damage to the Refinery or the Site resulting from any such dismantlement and removal.

          (b) In lieu of dismantling and removing the Facility Assets pursuant to Section 12.3(a), the Lessee shall have the option to purchase the Facility Assets for a purchase price equal to the greater of (x) the then Post-Term Fair Market Sales Value of the
                   -
dismantled Facility Assets, less an amount equal to the total cost of dismantlement, removal, packaging and delivery as contemplated by Section 12.3(a) and (y) $1. Within thirty (30) days of the Ground Lessee's request for
             -
dismantlement pursuant to Section 12.3(a), the Lessee and the Ground Lessee shall commence negotiations to determine the Post-Term Fair Market Sales Value of the Facility Assets. If the Lessee and the Ground Lessee are unable to agree within thirty (30) days as to the Post-Term Fair Market Sales Value after a request to do so by either party, the Post-Term Fair Market Sales Value shall be determined by the Appraisal Procedure. The Lessee shall notify the Ground Lessee and the Ground Lessor of its decision to exercise this purchase option no later than six (6) months after the expiration or earlier termination of this Ground Lease. Upon payment of the purchase price of the Facility Assets, the Ground Lessee shall transfer all right, title and interest of the Ground Lessee in and to the Facility Assets, as is and where is, to the Lessee or as the Lessee may direct, free and clear of Lessor's Liens and Owner Participant's Liens but otherwise without any representation or warranty.

          (c) Upon the expiration or earlier termination of this Ground Lease, the Facility Assets may remain on the Land or the land underlying the Easements during the period required for the Lessee to perform its dismantlement obligation under Section 12.3(a); provided that during such dismantlement period
                                  --------
the Ground Lessee shall have no right to enter upon, occupy or use the Site or any part thereof, and provided further that during such period the Lessee shall
                      -------- -------
have the right to enter upon, occupy or use the Site or any part thereof solely for the purpose of dismantling and removing the Facility Assets pursuant to such
Section 12.3(a), and during such period the Lessee shall be responsible for all utilities and other expenses in connection with the dismantlement and removal of the Facility Assets and any Ground Lease Impositions allocable to the Facility Assets. The provisions of this Section 12.3 shall survive the expiration or termination of this Ground Lease and the Facility Assets Lease.

           Section 13.  Ground Lease Impositions.
                        ------------------------

          13.1.  Payment of Ground Lease Impositions. Subject to Section 16, the
                 -----------------------------------
Ground Lessee shall pay or cause to be paid all taxes, assessments and all other charges of any nature whatsoever levied by any Governmental Authority against the Site or any part thereof or the Facility Assets or any part thereof at any time during the Ground Lease Term (collectively, the "Ground Lease Impositions") before any
                                          ------------------------
fine, penalty, interest or cost which may be a Lien upon the Site or the Facility Assets or any part of any thereof or a liability of the Ground Lessor shall accrue. Any Ground Lease Impositions levied or assessed for a period beginning before the Closing Date or ending after the Ground Lease Term shall be prorated between the Ground Lessor and the Ground Lessee as of the applicable date. In case of any special assessment levied or assessed during the Ground Lease Term which is payable in installments, the Ground Lessee shall only be obligated to pay those installments coming due during the Ground Lease Term.

          13.2.  Allocation of Ground Lease Impositions.  In the absence of a
                 --------------------------------------
separate assessment of the Site and the Facility Assets and on other adjacent properties, the Ground Lessee's allocable share of such Ground Lease Impositions shall be equal to the amount of such Ground Lease Impositions multiplied by a fraction the numerator of which is the sum of the Fair Market Sales Value of the portion of the Facility Assets and the Site subject to such Ground Lease Impositions and the denominator of which is the Fair Market Sales Value of the total properties subject to such Ground Lease Impositions, subject to appropriate adjustment if the basis for assessment of the Ground Lease Impositions is not the value of the property which is subject thereto. In the event the Ground Lessor and the Ground Lessee are unable to agree on the respective fair market values referred to in the preceding sentence within thirty (30) days after a request to do so by either party, such values shall be determined by the Appraisal Procedure.

          13.3.  Direct Payment of Ground Lease Impositions. Unless otherwise
                 ------------------------------------------
required by a Leasehold Mortgagee, the Ground Lessee shall pay Ground Lease Impositions directly to the appropriate governmental authority and, upon written request of the Ground Lessor, shall forward to the Ground Lessor receipts or other appropriate evidence of such payment. If the Site is assessed in the name of the Ground Lessor, the Ground Lessor shall deliver all bills and notices relating to Ground Lease Impositions to the Ground Lessee and each Leasehold Mortgagee promptly following their receipt by the Ground Lessor.

          Section 14.  Transfers by the Ground Lessee.
                       ------------------------------

          14.1.  Subletting and Assigning.  (a)  Subject to the terms and
                 ------------------------
conditions of this Ground Lease and the other Operative Documents, the Ground Lessee shall have the right to sublet, in whole or in part, or to assign, in whole or in part, its interest hereunder without the consent of the Ground Lessor, provided that (i) so long as the Facility Assets Lease is in effect, the
        --------       -
Ground Lessee may only sublet or assign any interest hereunder (1) pursuant to
                                                                -
Section 2.4 of the Facility Assets Lease or (2) concurrently with the assignment
                                             -
to a successor Owner Trustee of its interests in the Facility Assets pursuant to, and to the extent permitted by, the Operative Documents, and (ii) after the
                                                                  --
expiration or the earlier termination of the Facility Assets Lease, the Ground Lessee may make an assignment of all of its interest under this Ground Lease and in and to the Facility Assets to any Person permitted by the Operative Documents only if (1) such Person assumes, in writing in form and substance satisfactory
         -
to the Ground Lessor, all of the obligations and liabilities of the Ground Lessee hereunder and liabilities thereunder and (2) except in the case of a
                                                 -
purchase of the Facility by an unaffiliated third party pursuant to Section 7.3(a)(ii) or Section 16 of the Facility Assets Lease or if the transfer meets the requirements of Sections 13.2(a), (b), (e) and (i) of the Participation Agreement, the Owner Participant shall guarantee in full, to the satisfaction of the Ground Lessor, the obligations of the Ground Lessee (including any successor or assign). Upon an assignment pursuant to Section 14.1(a)(ii), the Ground Lessee will be released from all liability thereafter accruing under this Ground Lease from and after the effective date of such assignment, and the assignee shall have all the rights and obligations of the Ground Lessee hereunder.

          (b) In the event the Ground Lessee purports to sublet or assign its interest hereunder in a manner other than as expressed in Section 14.1(a), such sublease or assignment shall be null and void and of no effect for any purposes whatsoever as to the Ground Lessor.

          14.2.  Leasehold Mortgages; Rights of Leasehold Mortgagees.  (a)
                 ---------------------------------------------------
During the term of the Facility Assets Lease, the Ground Lessee may not encumber its interest in the Site other than by granting the Lien of the Indenture. After the expiration or earlier termination of the Facility Assets Lease, the Ground Lessee may enter into one or more mortgages or deeds of trust encumbering the Ground Lessee's interest in the Site which secures, among other things, the payment of indebtedness of the Ground Lessee for money borrowed and the performance by the Ground Lessee of related obligations, notice of which mortgage or deed of trust (including the name and address of the holder thereof) has been given to the Ground Lessor by the Ground Lessee or the mortgagee thereunder (each, a "Leasehold Mortgage"). Any documentation relating to such Leasehold Mortgage
-------------------
shall be reasonably acceptable to the Ground Lessor, and any filings or other recordations relating to such Leasehold Mortgage shall be in form reasonably satisfactory to the Ground Lessor and shall be made by the Ground Lessor or in a manner reasonably satisfactory to the Ground Lessor. The Ground Lessor acknowledges that the Indenture constitutes a "Leasehold Mortgage" for all purposes hereof. The Indenture Trustee or any other holder of a Leasehold Mortgage (a "Leasehold Mortgagee") may, but shall not be obligated to, make any
             -------------------
payment or perform any act required hereunder to be made or performed by the Ground Lessee with the same effect as if made or performed by the Ground Lessee, provided that no entry by such Leasehold Mortgagee upon the Site for such
--------
purpose shall constitute or be deemed to be an eviction of the Ground Lessee or shall waive or release the Ground Lessee from any obligation or default hereunder (except any obligation or default which shall have been fully and irrevocably performed or corrected by such payment or performance by such Leasehold Mortgagee). In no event shall the Ground Lessor's interest in the Site be pledged as security for, or subordinated to, any mortgage or other encumbrance without the prior written consent of the Ground Lessor.

          (b) If a Ground Lease Event of Default shall occur, written notice to that effect shall be sent by the Ground Lessor to each Leasehold Mortgagee, and the Ground Lessor shall take no action to terminate this Ground Lease or to interfere with the occupancy, use or enjoyment of the Site or the Facility Assets, prior to the expiration of any period for the cure thereof provided in this Section 14.2(b).

          (i) If such Ground Lease Event of Default shall be a default in the payment of any amounts hereunder (including, without limitation, any Primary Rent or any Additional Rent), then such Leasehold Mortgagee shall have twenty (20) days after the giving of the notice referred to in the first sentence of this Section 14.2(b) to remedy such default.

         (ii) If such Ground Lease Event of Default is not a payment default and such default can be remedied by such Leasehold Mortgagee without obtaining possession of the Site, then such Leasehold Mortgagee shall have sixty (60) days after the giving of the notice referred to in the first sentence of this Section 14.2(b) to remedy such default.

        (iii) If such Ground Lease Event of Default shall be a default which can only be remedied by such Leasehold Mortgagee upon obtaining possession of the Site and such Leasehold Mortgagee or its nominee shall obtain such possession with reasonable diligence, through foreclosure, appointment of a receiver or otherwise, then such Leasehold Mortgagee shall have fifteen (15) days after obtaining such possession to remedy such default.

          Any default remedied or cured by a Leasehold Mortgagee in accordance with this Section 14.2 shall be deemed cured for all purposes of this Ground Lease.

          If, during the pendency of any possession referred to in subparagraph
(iii) of this Section 14.2(b) prior to transfer of the Ground Lessee's interest in the Site to such Leasehold Mortgagee, its nominee or any purchaser by fore-closure or otherwise under the Leasehold Mortgage, such Leasehold Mortgagee shall comply with the requirements of such subparagraph, shall pay or cause to be paid to the Ground Lessor all Primary Rent accruing during such period, and shall perform or cause to be performed all other obligations of the Ground Lessee hereunder accruing during such period except those which cannot with the exercise of reasonable diligence be performed by or on behalf of such Leasehold Mortgagee, then the Ground Lessor shall have no right to terminate this Ground Lease or to interfere with such possession during such pendency based on such unperformed obligations.

          (c) Subject to Section 14.3, if any Leasehold Mortgagee or its nominee or any other Person (collectively, a "Ground Lease Transferee") shall
                                              -----------------------
acquire all or substantially all of the Ground Lessee's interest in the Site and the Facility Assets as a result of a default under any Leasehold Mortgage, whether by foreclosure, power of sale, voluntary conveyance, or otherwise, and if such Ground Lease Transferee shall have assumed in writing in form and substance reasonably satisfactory to the Ground Lessor all obligations and liabilities of the Ground Lessee under this

Ground Lease, then (1) such Ground Lease Transferee shall be liable for the
                    -
performance or observance of agreements, obligations, covenants or conditions under this Ground Lease, and all liabilities with respect thereto and (2) such
                                                                       -
Ground Lease Transferee shall be entitled to all of the benefits available to the Ground Lessee under this Ground Lease.

          14.3.  Assignment by Leasehold Mortgagees, etc. The sale, transfer or
                 ---------------------------------------
assignment of all or any part of the Ground Lessee's interest in the Site to any Ground Lease Transferee on foreclosure or other enforcement of the lien of any Leasehold Mortgagee shall be of no force and effect unless (i) during the term
                                                            -
of the Facility Assets Lease, the sale, transfer or assignment of all or any part of the Ground Lessee's interest in the Site to any Ground Lease Transferee is consistent with the terms of the Operative Documents or (ii) after the
                                                            --
expiration or earlier termination of the Facility Assets Lease, the Ground Lease Transferee shall meet the requirements of Sections 13.2(a), (b), (e) and (i) of the Participation Agreement and has assumed, in a writing in form and substance satisfactory to the Ground Lessor, all of the obligations and liabilities of the Ground Lessee hereunder.

          14.4.  New Ground Lease.  If this Ground Lease shall terminate as a
                 ----------------
result of a default by the Ground Lessee which cannot be cured or remedied or this Ground Lease shall be rejected or disaffirmed in any bankruptcy, insolvency or reorganization proceeding affecting the Ground Lessee, then any Leasehold Mortgagee or a Person designated by such Leasehold Mortgagee (in either case, the "New Ground Lessee"), shall have the right, exercisable by notice to the
     -----------------
Ground Lessor within sixty (60) days after the effective date of such termination, rejection or disaffirmance, to enter into a new lease of the Site with the Ground Lessor, the term of which shall begin on the date of the termination, rejection or disaffirmance of this Ground Lease and shall continue for the remainder of the originally scheduled Ground Lease Term. The new lease shall otherwise contain the same terms and conditions as those set forth herein, except for requirements which are no longer applicable or have already been performed. The provisions of this Section 14.4 shall survive the termination, rejection or disaffirmance of this Ground Lease and shall continue in full force and effect thereafter to the same extent as if this Section 14.4 were a separate and independent contract among the Ground Lessor, the Ground Lessee and each Leasehold Mortgagee. From the date on which any Leasehold Mortgagee shall serve upon the Ground Lessor notice of the exercise of its right to a new lease, such Leasehold Mortgagee may use and enjoy the Site without hindrance by the Ground Lessor. If at any time there is more than one Leasehold Mortgagee, the Leasehold Mortgagee that, in the reasonable determination of the Ground Lessor, is most senior in lien priority shall, in the absence of agreement to the contrary among all Leasehold Mortgagees, be the only Leasehold Mortgagee entitled to the benefits of this Section 14.4.

          14.5.  Personal Liability of Leasehold Mortgagee, etc.  No Leasehold
                 ----------------------------------------------
Mortgagee shall become personally liable for the performance or observance of any agreements, obligations and covenants or conditions to be performed or observed by the Ground Lessee, or any liabilities with respect thereto, unless and until such Leasehold Mortgagee becomes the owner of the Ground Lessee's interest hereunder upon the exercise of any remedy provided for in any Leasehold Mortgage or enters into a new Ground Lease with the Ground Lessor pursuant to
Section 14.4.

          Section 15.  Ground Lease Events of Default; Ground Lease Termination.
                       --------------------------------------------------------
Subject to Section 9.1, if any of the following events shall have occurred and be continuing and the Ground Lessor shall have given written notice thereof to the Ground Lessee and each Leasehold Mortgagee, then a "Ground Lease Event of
                                                        ---------------------
Default" shall exist hereunder:
-------

          (a) a default by the Ground Lessee in the payment of any amounts when and as due under this Ground Lease, which default shall remain uncured for a period of ten (10) days from the date such payment is due;

          (b) a default by the Ground Lessee in any material respect in the performance of any of its obligations hereunder (other than as set forth in
     Section 9.1 or 15(a)) and such default shall have continued unremedied for more than thirty (30) days after the date of the notice of default, provided, however, that the continuation of any such default for such
     --------  -------
     period of thirty (30) days or such longer period (not to exceed ninety (90)
     days) after receipt of such notice shall not constitute a Ground Lease Event of Default so long as (i) such default is curable or correctable and
                                  -
     (ii) the Ground Lessee is diligently pursuing the cure or correction of
      --
     such default; or

          (c) the Ground Lessee (or, if the Owner Participant or Termination Owner is guaranteeing the obligations of the Owner Trustee, the Owner Participant or Termination Owner, as the case may be) shall file, or consent to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction or the Ground Lessee shall make an assignment for the benefit of its creditors or the Ground Lessee shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself for substantially all its property, or be adjudicated insolvent or an order for relief shall be entered against the Ground Lessee in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of the Ground Lessee (or the Owner Participant, as applicable) or any petition for any such relief shall be filed against the Ground Lessee and shall not be dismissed within sixty
     (60) days, provided, however, no such filing, consent, adjudication, order,
                --------  -------
     or other action described above in this Section 15(c) with respect to the Owner Trustee shall constitute a Ground Lease Event of Default so long as

     (i) the Owner Participant is diligently pursuing the replacement of the
     --
     Owner Trustee as permitted by the Operative Documents, (ii) no other Ground
                                                             --
     Lessee default shall occur under this Ground Lease and (iii) the Ground
                                                             ---
     Lessor shall suffer no adverse effect in any material respect with respect to or in any way relating to the reorganization of the Owner Trustee or the replacement of the Owner Trustee.

              At any time at which a Ground Lease Event of Default has occurred and is continuing, but subject to Sections 14.2(b), 9.1 and 9.2, the Ground Lessor may (i) give a termination notice to the Ground Lessee, whereupon this
            -
Ground Lease shall terminate and all rights of the Ground Lessee under this Ground Lease shall cease; (ii) (1) demand that the Ground Lessee, and the Ground
                           --   -
Lessee shall, return the Site promptly to the Ground Lessor as if the Site were being returned at the end of the Ground Lease Term and (2) enter upon the Site
                                                        -
and take immediate possession of the Site (to the exclusion of the Ground Lessee) or (iii) pursue such other remedies as may be
            ---
available to the Ground Lessor.  For the avoidance of doubt, nothing in this
Section 15 shall derogate from Section 9.1.

          Section 16.  Permitted Contests.  The Ground Lessee, at its expense,
                       ------------------
and, if legally required, in the name of the Ground Lessor, may contest (after prior written notice to the Ground Lessor), by appropriate legal proceedings conducted with due diligence, the amount or validity or application, in whole or in part, of any Ground Lease Impositions or utility bill referred to in Section 18, provided that (a) neither the Site nor the Facility nor any part thereof or
    --------       -
interest therein, nor any amounts payable to the Ground Lessor hereunder, would be in danger of being sold, forfeited or lost by reason of the pendency of such proceedings and (b) the Ground Lessor would not be in danger of any criminal
                 -
liability or, unless the Ground Lessee shall have furnished a bond or other security therefor satisfactory to the Ground Lessor, any material civil liability for failure to comply therewith during the pendency of such proceedings. The Ground Lessor will reasonably cooperate with the Ground Lessee in any such contest, at the Ground Lessee's expense unless the Ground Lessor shall derive an independent benefit from any such contest which has been a success, in which case the expenditure of the contest shall be allocated in proportion to the respective benefits derived by the Ground Lessor and the Ground Lessee, as agreed by the Ground Lessor and the Ground Lessee, or, in the absence of agreement within thirty (30) days after the request of either party for agreement on such allocation, as determined by the Appraisal Procedure.

          Section 17.  Notices, etc.
                       ------------

          17.1.  Notices to the Leasehold Mortgagees.  So long as any Leasehold
                 -----------------------------------
Mortgage of which the Ground Lessor has notice is in effect, no notice hereunder to be given by the Ground Lessor shall be deemed valid or duly given unless a copy of such notice is given in the manner contemplated by this Section 17 to the Leasehold Mortgagee under each such Leasehold Mortgage.

          17.2.  Addresses for Notices.  Except as otherwise provided in this
                 ---------------------
Ground Lease, all notices, requests, demands and other communications under this Ground Lease shall be in writing, shall be effective upon receipt thereof and shall be delivered by hand, or mailed by registered or certified mail, postage prepaid, return receipt requested or by facsimile transmission (with a copy delivered by first class mail), (a) if to the Ground Lessee, to it at
                                 -

Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (telephone: (302) 651-1000; telecopier: (302) 651-8882) with a copy to the Owner Participant, at the address provided in or pursuant to the Participation Agreement; (b) if to the Ground Lessor, to it at Mobil Oil Corporation, 3225
            -
Gallows Road, Fairfax, Virginia 22037, Attention: Treasury (telephone: (703) 846-3000, telecopier: (703) 846-1407), with a copy to Mobil Corporation, at the same address, Attention: Treasurer; (c) if to the Lessee, to it at Mobil
                                      -
Chemical Finance (Texas) Inc., c/o Mobil Oil Corporation, 3225 Gallows Road, Fairfax, Virginia 22037, Attention: Treasury (telephone: (703) 846-3000, telecopier: (703) 846-1407), with a copy to Mobil Corporation, at the same address, Attention: Treasurer and (d) if to any Leasehold Mortgagee, to it at
                                   -
such address as such Leasehold Mortgagee shall have furnished to the Ground Lessor in writing or to such other address as any such Person shall have furnished by notice hereunder.

          17.3.  No Merger of Title.  There shall be no merger of this Ground
                 ------------------
Lease or the leasehold estate created by this Ground Lease with any other estate in the Facility Assets or any part thereof by reason of the fact that the same Person may acquire or own or hold, directly or indirectly, (a) this Ground Lease
                                                            -
or the leasehold estate created by this Ground Lease or any interest in this Ground Lease or in any such leasehold estate and (b) any other estate in the
                                                  -
Facility Assets or any part thereof or any interest in such estate, and no such merger shall occur unless and until all Persons, including each Leasehold Mortgagee having any interest (including a security interest) in (i) this Ground
                                                                  -
Lease or the leasehold estate by this Ground Lease and (ii) any other estate in
                                                        --
the Facility Assets or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

          Section 18.  Utilities.  Subject to Sections 9.1 and 16, the Ground
                       ---------
Lessee shall pay when due, as part of Additional Rent, all charges for gas, electricity, water, sewer, telephone and all other utilities used or consumed by the Facility Assets. The Ground Lessor shall send all such bills received by it to the Ground Lessee, and the Ground Lessee shall pay all such bills or reasonable proration thereof, whether received from the Ground Lessor or from a utility, directly to the billing entity within thirty (30) days of receipt thereof (subject to permitted contests under

Section 16). All utility charges shall be prorated to the Closing Date and to the date of expiration or earlier termination of the Ground Lease. Nothing herein shall be construed as affecting the rights or obligations of any party under any of the Support Agreements.

          Section 19.  Condition and Use of Site; Quiet Enjoyment.  (a)  Unless
                       ------------------------------------------
and until this Ground Lease has expired or earlier terminated pursuant to the express provisions hereof, the Ground Lessee shall have the peaceful and quiet use and possession of the Site for the purposes contemplated hereunder, without hindrance or disturbance by the Ground Lessor or any Person claiming by, through or under the Ground Lessor, including without limitation any hindrance or disturbance arising from or related to the operation by the Ground Lessor of the Refinery or the use by the Ground Lessor of any of the Site.

          (b) NEITHER THE GROUND LESSOR NOR THE GROUND LESSEE MAKES ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN, ORAL OR IMPLIED, WITH RESPECT TO THE SITE, THE FACILITY OR ANY PART THEREOF, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN THE OTHER OPERATIVE DOCUMENTS OR IN ANY OFFICER'S CERTIFICATE OF THE GROUND LESSOR OR THE GROUND LESSEE DELIVERED PURSUANT HERETO. AS BETWEEN THE GROUND LESSOR AND THE GROUND LESSEE, EXECUTION BY THE GROUND LESSEE OF THIS GROUND LEASE SHALL BE CONCLUSIVE PROOF OF THE GROUND LESSEE'S ACCEPTANCE OF THE SITE FOR ALL PURPOSES HEREOF AND OF THE COMMENCEMENT OF THIS GROUND LEASE WITH RESPECT THERETO AND THAT THE SITE IS SATISFACTORY TO THE GROUND LESSEE IN ALL RESPECTS. THE GROUND LESSEE ACKNOWLEDGES THAT THE GROUND LESSOR LEASES AND THE GROUND LESSEE TAKES THE SITE, THE FACILITY AND EACH PART THEREOF AS IS AND WHERE IS, AND THE GROUND LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND THE GROUND LESSOR DISCLAIMS, ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE REFERRED TO IN THE SECOND PRECEDING SENTENCE, EITHER EXPRESS OR IMPLIED, AS TO THE SITE OR
THE FACILITY, INCLUDING, WITHOUT LIMITATION, THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE THERETO OR TO ANY PART THEREOF OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. THE DISCLAIMER OF REPRESENTATIONS AND WARRANTIES IN THIS SECTION 19(B) SHALL SURVIVE THE EXPIRATION OR OTHER TERMINATION OF THIS GROUND LEASE.

           Section 20.  Representations and Warranties.
                        ------------------------------

          20.1.  Representations and Warranties of the Ground Lessor.  The
                 ---------------------------------------------------
Ground Lessor represents and warrants to the Ground Lessee that the following statements are true and correct as of the date hereof and as of the Closing Date.

          (a) The Ground Lessor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into and carry out the terms of this Ground Lease.

          (b) The execution, delivery and performance by the Ground Lessor of this Ground Lease have been duly authorized by all necessary corporate action on the part of the Ground Lessor and do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or other obligations of the Ground Lessor, except such approvals or consents that, if not obtained or granted, would not have a material adverse effect on the transactions contemplated by this Ground Lease.

          (c) No consent, approval or authorization of, or declaration or filing with, any Governmental Authority on the part of the Ground Lessor is required as a condition to the valid execution, delivery or performance of this Ground Lease by the Ground Lessor, except as contemplated by the Operative Documents, the filing of the Memorandum of Ground Lease pursuant to Section 23.1 and such consents, approvals or authorizations or declarations or filings that, if not obtained or granted, would not have a material adverse effect on the transactions contemplated by this Ground Lease.

          (d) The execution, delivery and performance by the Ground Lessor of this Ground Lease do not (i) violate or result in a breach of its charter
                               -
     documents or by-laws; (ii) contravene any Governmental Rule or Governmental
                            --
     Action applicable to it, which, in case of such performance, noncompliance with which would materially adversely affect the ability of the Ground Lessor to perform its obligations hereunder or (iii) contravene any
                                                     ---
     provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument to which the Ground Lessor is a party or by which it or its properties may be bound, except such contraventions or defaults that shall not materially adversely affect the ability of the Ground Lessor to perform its obligations hereunder.

          (e) This Ground Lease has been duly executed and delivered by the duly authorized officers of the Ground Lessor, and, assuming the due authorization, execution and delivery thereof by the Ground Lessee, constitutes the valid and legally binding obligation of the Ground Lessor.

          20.2.  Representations and Warranties of the Ground Lessee.  The
                 ---------------------------------------------------
Ground Lessee, for the benefit of the Ground Lessor, repeats its representations and warranties as set forth in Section 8 of the Participation Agreement, as applicable, with respect to the Ground Lease as of the date hereof and as of the Closing Date.

          Section 21.  Amendment, Modification, Acceptance of Surrender, etc.
                       -----------------------------------------------------
No amendment, modification or supplement of this Ground Lease shall be valid or effective unless it is in writing and signed by each of parties hereto, and, to the extent it materially adversely affects the rights of any Leasehold Mortgagee hereunder, has been consented to in writing by the Ground Lessor and such Leasehold Mortgagee.

          Section 22.  Sale, Mortgage, Assignment, etc., by Ground Lessor.
                       --------------------------------------------------
Nothing herein shall limit the right of the Ground Lessor, and the Ground Lessor hereby specifically retains and reserves the right to sell, transfer, mortgage, pledge and encumber the Ground Lessor's interest in the Site, provided that any
                                                              --------
such sale, transfer, mortgage, pledge or other encumbrance shall be subject to this Ground Lease and to any new lease executed and delivered pursuant to
Section 9.2 or 14.4.

          Section 23.  Miscellaneous.
                       -------------

          23.1.  Memorandum of Ground Lease.  The Ground Lessor and the Ground
                 --------------------------
Lessee shall cause to be recorded in the real property records of Jefferson County, Texas a memorandum of this Ground Lease (the "Memorandum of Ground
                                                      --------------------
Lease") giving notice of this Ground Lease. The Memorandum of Ground Lease shall not vary the terms of this Ground Lease and for all purposes the terms and conditions of this Ground Lease shall prevail over the Memorandum of Ground Lease.

          23.2.  Estoppel Certificates.  (a)  The Ground Lessor will execute,
                 ---------------------
acknowledge and deliver promptly upon request, an officer's certificate certifying, (i) provided that the Ground Lessee is not in default of any of its
             -
obligations under this Ground Lease or any other Operative

Document and no Ground Lease Event of Default has occurred and is continuing, that this Ground Lease is unmodified and in full force and effect (or, if there have been modifications, that the Ground Lease is in full force and effect, as modified, and stating the date of each instrument so modifying the Ground Lease); (ii) the dates, if any, to which the Primary Rent and, to its knowledge,
         --
Additional Rent have been paid and (iii) whether any default exists hereunder
                                    ---
known to it and, if any such default exists, specifying the nature and period of existence thereof and what action it is taking or proposes to take with respect thereto, and whether notice thereof has been given to the Ground Lessee. Any such certificate may be relied upon by any Leasehold Mortgagee or any prospective purchaser or transferee of the Ground Lessee's interest under this Ground Lease or any part thereof.

          (b) The Ground Lessee will execute, acknowledge and deliver promptly upon request, an officer's certificate certifying, (i) provided that the Ground
                                                    -
Lessor is not in default of any of its obligations under this Ground Lease, that this Ground Lease is unmodified and in full force and effect (or, if there have been modifications, that this Ground Lease is in full force and effect, as modified, and stating the date of each instrument so modifying this Ground Lease) and (ii) whether any default exists hereunder known to it and, if any
            --
such default exists, specifying the nature and period of existence thereof and what action it is taking or proposes to take with respect thereto, and whether notice thereof has been given to the Ground Lessor. Any such certificate may be relied upon by any prospective purchaser or transferee of any interest of the Ground Lessor in the Site or any part thereof.

          23.3.  Governing Law.  This Ground Lease shall be governed by and
                 -------------
construed in accordance with the laws of the State of Texas.

          23.4.  Severability.  If any provision of this Ground Lease shall for
                 ------------
any reason be determined to be invalid, illegal, unenforceable or prohibited in any respect, the remainder of this Ground Lease and any other application of such term shall not be affected thereby, and the parties hereto shall negotiate in good faith and agree as to such replacement or such other appropriate actions as shall, to the maximum extent practicable in light of such determination, implement and give effect to the intentions of the parties as reflected herein.

          23.5.  Table of Contents and Headings.  The table of contents and the
                 ------------------------------
headings of the various Sections of this Ground Lease are inserted for reference only and shall not modify, amend, change or affect the express terms and provisions of this Ground Lease.

          23.6.  Successors.  This Ground Lease shall be binding upon and inure
                 ----------
to the benefit of the parties hereto and their respective successors and permitted assigns and, to the extent set forth herein, the Lessee and its respective successors and permitted assigns.

          23.7.  Further Assurances.  Each party shall execute, acknowledge and
                 ------------------
deliver such documents and other instruments and perform such acts as may be reasonably required by the other party in order to give full effect to this Ground Lease or to facilitate the recording of the Memorandum of Ground Lease as contemplated by Section 23.1.

          23.8.  No Recourse.  (a)  No recourse for the payment by the Ground
                 -----------
Lessee or the Ground Lessor of any amounts due pursuant to this Ground Lease or for the performance or non-performance by the Ground Lessee or the Ground
Lessor of any of its obligations hereunder shall be had against any incorporator or against any past, present or future stockholder, director or officer, as such, of such party or any Affiliate of such party, whether such recourse be sought by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty, or by any legal or equitable proceeding, including, without limitation, any claim as a third party beneficiary of any contract or agreement between such party and such Affiliate or otherwise.

          (b) So long as the Ground Lessee is the Owner Trustee, the Ground Lessor agrees for itself and for its successors and assigns that, as against the Ground Lessee, it will look solely to the assets, income and proceeds of the Trust Estate and not to the Owner Trustee in its individual capacity for the payment of any amounts payable or the performance of any obligations by the Ground Lessee hereunder, and agrees and confirms that the Ground Lessee is not in any way personally liable for any such amounts or on account of any covenant or agreement hereunder, but nothing hereunder shall limit the liability of the Owner Trustee, in its individual capacity or otherwise, for any liability it may have under the express terms of any other Operative Document.

          23.9.  Entire and Complete Agreement.  This Ground Lease constitutes
                 -----------------------------
the entire and complete agreement of the parties with respect to the lease by the Ground Lessor to the Ground Lessee of the Site, and supersedes all prior or contemporaneous understandings, arrangements, commitments and representations with respect to such lease, all of which, whether oral or written, are merged herein.

          23.10.  Counterparts.  This Ground Lease may be executed in any number
                  ------------
of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

          23.11.  Rule Against Perpetuities.  The parties hereto do not
                  -------------------------
intend any interest created by this Ground Lease to be a perpetuity or to be subject to invalidation under any applicable perpetuities rule; however, if the rule is to be applied, then the perpetuities period shall be twenty-one (21) years after the last to die of the currently living great-grandchildren and/or grandchildren and/or children of former United States President George H. W. Bush.

          23.12.  Usury.  No provision of this Ground Lease or any other
                  -----
instrument relating to this Ground Lease shall require the payment or permit the collection of interest in excess of the maximum nonusurious rate of interest per annum which may be contracted for, charged, taken, received or reserved by the Ground Lessor or any other Person under applicable United States Federal or state law (whichever is higher) now or hereafter enforced with respect to this Ground Lease (the "Maximum Rate"). If any excess interest in such respect is so
                   ------------
provided for, or shall be adjudicated to be so provided for, the provisions of this Section 23.12 shall govern, and neither the Ground Lessee nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate, and if any excess interest has been paid, the excess amount shall, at the option of the Ground Lessor, either be (i) applied against the next installment of Primary Rent or (ii) refunded to
    -                                                           --
the Ground Lessee.

          IN WITNESS WHEREOF, the parties hereto have each caused this Ground Lease to be duly executed as of the date first above written.

                              MOBIL OIL CORPORATION


                              By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                              WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement


                              By:
                                    -------------------------------------------
                                    Name:
                                    Title:



The Lessee hereby joins in
this Ground Lease for the
sole purpose of evidencing
its agreement to perform the
obligations stated in this
Ground Lease to be obligations
of the "Lessee":


MOBIL CHEMICAL FINANCE
(TEXAS) INC.


By:
     -----------------------------------
     Title: